Exhibit 99.2

   Financial Results1Q 2022

   Forward Looking Statements  This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Corporation’s future economic, operational and financial performance and can be identified by the words or phrases “expect,” “anticipate,” “intend,” “should,” “would,” “believe” and similar expressions. First BanCorp (the “Corporation” or “Company”) cautions readers not to place undue reliance on such statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by, such statements: the severity, magnitude and duration of the COVID-19 pandemic, actions taken by governmental authorities in response thereto, and the impact of the pandemic on the Corporation’s business, operations, employees, credit quality, financial condition and net income; the Corporation’s ability to identify and prevent cyber-security incidents; risks associated with the Corporation’s recent acquisition of BSPR; uncertainty as to the ultimate outcomes of actions taken, or those that may be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) to address the Commonwealth of Puerto Rico’s financial problems; changes in economic and business conditions, including those caused by the COVID-19 pandemic or other global or regional health crises as well as past or future natural disasters, that directly or indirectly affect the financial health of the Corporation’s customer base; the impact of a slowing economy, increased unemployment or underemployment and the continued economic recession in Puerto Rico; uncertainty as to the availability of certain funding sources; the deteriorating weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets; the impact of changes in accounting standards or assumptions in applying those standards; the ability of FirstBank to realize the benefits of its net deferred tax assets; the ability of FirstBank to generate sufficient cash flow to make dividend payments to the Corporation; adverse changes in general economic conditions in Puerto Rico, the U.S., the U.S. Virgin Islands, and the British Virgin Islands, and disruptions in the U.S. capital markets; uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be credit-related; uncertainty about legislative, tax or regulatory changes that affect financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments; the risk of possible failure or circumvention of the Corporation’s internal controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; increased costs and losses or an adverse effect to our reputation; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact of business acquisitions and dispositions; the impact of any of these uncertainties on the Corporation’s capital and declaration of dividends by the Corporation’s Board of Directors; uncertainty as to whether FirstBank will be able to continue to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations, and related requirements; and general competitive factors and industry consolidation. For a discussion of such uncertainties and risks to which the Corporation is subject, please refer to the Corporation’s annual report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the Securities and Exchange Commission (the “SEC”). The Corporation does not undertake, and specifically disclaims any obligation, to update any forward-looking statements after the date of such statements, except as required by law.Non-GAAP Financial MeasuresIn addition to the Corporation’s financial information presented in accordance with GAAP, management uses certain “non-GAAP” financial measures” within the meaning of Regulation G promulgated by the SEC, to clarify and enhance understanding of past performance and prospects for the future. Please refer to pages 16-19 for a reconciliation of GAAP to non-GAAP measures and calculations for the quarter ended December 31, 2021.

   Agenda  1Q 2022 Quarter Highlights  Aurelio Alemán, President and Chief Executive Officer  1Q 2022 Results of Operations  Orlando Berges, Executive Vice President and Chief Financial Officer  Questions and Answers

FIRST QUARTER 2022 PERFORMANCE HIGHLIGHTS

1First BanCorp

Profitability

- Net income of $82.6 million ($0.41 per diluted share) compared to $73.6 million ($0.35 per diluted share) in 4Q 2021
- On a non-GAAP basis, adjusted pre-tax, pre-provision income of $111.8 million, compared to $104.9 million in 4Q 2021
- Net interest income increased to $185.6 million, compared to $184.1 million in 4Q 2021; margin expanded by 20 bps to 3.81%
- Provision for credit losses was a net benefit of $13.8 million ($8.6 million after-tax, or an increase of $0.07 per diluted share) reflecting, among other things, improvements in the outlook of certain macroeconomic variables

Asset Quality

- Non-performing assets (NPA) decreased by $1.6 million to $156.5 million as of 1Q 2022, compared to $158.1 million as of 4Q 2021; NPAs stand at 0.79% of total assets
- The ratio of the ACL for loans and finance leases to total loans held for investment was 2.21% as of 1Q 2022 (2.23% ex. PPP), compared to 2.43% as of 4Q 2021; decrease was driven by the continued improvements in the long-term outlook of macroeconomic variables to which the reserve is correlated and their impact on qualitative reserves

Capital

- Continued to return capital to shareholders demonstrating the strength of our balance sheet and our commitment to increasing shareholder value
- Executed $50 million in common stock repurchases during 1Q 2022
- Ample capital position with a Common Equity Tier-1 ratio of 17.7% in 1Q 2022

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First Quarter 2022 - Balance Sheet Metrics
Loans | Deposits

Loan Portfolio ($MM)



$11,698
$56
$2,656
$3,395
$191
$4,970
$430
1Q 2021
$11,421
$33
$2,718
$3,254
$177
$4,890
$349
2Q 2021
$11,171
$31
$2,806
$3,095
$170
$4,851
$218
3Q 2021
$11,096
$35
$2,888
$2,979
$139
$4,910
$145
4Q 2021
$11,126
$28
$2,976
$2,892
$112
$5,028
$90
1Q 2022
Loans HFS
Consumer
Residential
Construction
Commercial (Ex. PPP)
PPP

Loan Originations ($MM)[1]



$1,339
$342
$164
$24
$809
1Q 2021
$1,278
$374
$157
$23
$724
2Q 2021
$1,201
$405
$147
$24
$624
3Q 2021
$1,430
$407
$155
$32
$837
4Q 2021
$1,187
$427
$123
$20
$618
1Q 2022
Consumer
Residential
Construction
Commercial

Key Highlights

- Total loans increased in the first quarter by $29.8 million to $11.1 billion driven by an increase of $36.1 million in commercial and construction loans and $88.1 million in consumer loans, partially offset by an $94.4 million decrease in residential mortgage loans
  - Commercial and Construction loans, excluding a $55.3 million reduction in Small Business Administration Paycheck Protection Program ("PPP") loans, increased by $91.4 million
- Loan originations (other than credit card utilization activity) for the first quarter were $1.1 billion, down $235.7 million when compared to 4Q 2021 primarily due to a lower dollar amount of refinancings and renewals completed in the first quarter
- Deposits (net of brokered and government deposits) increased by $55 million to $14.5 billion as of 1Q 2022

Core Deposits ($MM)[2]



$15,848
$2,339
$2,491
$5,386
$5,632
1Q 2021
$17,932
$3,866
$2,408
$5,721
$5,937
2Q 2021
$17,876
$3,520
$2,275
$5,956
$6,125
3Q 2021
$17,684
$3,266
$2,135
$6,126
$6,157
4Q 2021
$17,250
$2,776
$2,007
$6,018
$6,449
1Q 2022
Public Funds
CDs & IRAs
Commercial
Retail

(1) *Loan Originations include refinancing and renewals, as well as credit card utilization activity*
(2) *Core Deposits exclude brokered deposits*

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First Quarter 2022 – Growth Outlook and Franchise Highlights

1First BanCorp

1 Economic Levers Supporting Growth Outlook

- Main economic indicators at or above pre-pandemic levels with unemployment rate reaching a low of 6.5% under an improving labor participation environment
- Recent resolution of debt restructuring process shifts focus to the economy
- Remaining obligated disaster recovery and pandemic funding (~$50 billion)
- High vaccination rate (82%/58% with booster) and easing of restrictions
- Improving consumer confidence as reflected in retail sales and labor market
- Strong performance of Tourism sector (SJU passenger activity up 3.2% vs 2019)
- Shift in demographic trends supported by new residential housing construction
- Tax incentive programs continue to attract investors to Puerto Rico

PR Economic Activity Index (EAI)



YoY Change
+3%
123.7
121.2
111.5
115.5
118.4
120.3
121.4
122.7
124.2
124.6
+1.2%
-0.9%
-9.2%
-6.1%
-4.3%
-0.7%
+8.8%
+6.2%
+4.9%
+3.5%
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
Feb 22

2 Core Franchise Highlights

- Record pre-tax pre-provision income; up 7% vs 4Q 2021 and 29% vs 1Q 2021
- Reached loan growth inflection point in 1Q 2022 and grew portfolio by $85 million net of PPP loans; healthy pipeline in place to gradually increase loan book
- Completed 2021 approved share repurchase program and announced an additional $350 million share repurchase program for 2022
- Increased quarterly common stock dividend by 20% to $0.12 cents per share
- Ample capital position to continue growing franchise and delivering value to shareholders
- Released our inaugural *Environmental, Social, and Governance* Report

3 Progress on Omnichannel Strategy

- Executed additional branch rationalization opportunities identified during integration of acquired operation
- Digital engagement continued to improve with digital banking registered users growing by 5% during the quarter while capturing over 42% of all deposit transactions through digital and self-service channels
- Launched new mobile *Business Digital Banking* application with remote deposit capture functionality
- Sustained investments in additional digital functionalities during the year
- Recent third-party market survey shows highest customer satisfaction and net promoted score metrics among commercial banks in Puerto Rico

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   Results of Operations

   First Quarter 2022 HighlightsIncome Statement

FIRST QUARTER 2022 HIGHLIGHTS
PROFITABILITY DYNAMICS

Net Interest Income ($MM)



$176.3
$184.8
$184.7
$184.1
$185.6
3.91%
3.81%
3.60%
3.61%
3.81%
1Q21
2Q21
3Q21
4Q21
1Q22
Net Interest Income ($)
Net Interest Margin (GAAP %)

- Net interest income increased to $185.6 million during the quarter, compared to $184.1 million for 4Q 2021 mainly due to:
  - A $3.1 million increase in interest income on investments, primarily due to decrease in premium amortization expense related to lower MBS prepayments and higher reinvestment yields in the investment portfolio
  - A $2.1 million decrease in interest expense, primarily due to reductions in average cost of interest-bearing time deposits that continue to reprice at lower rates and reductions associated to the repayment of other borrowings
  - Partially offset by $2.0 million in reduced interest income on lower mortgage loan balances and $1.8 million decrease in interest income on commercial loans
- Net interest margin expanded to 3.81% in 1Q 2022, compared to 3.61% for 4Q 2021; improvement reflects higher yields on investment securities coupled with reductions in lower yielding cash balances used to pay down maturing borrowings

Non-Interest Income ($MM)



$31.0
$29.9
$29.9
$30.4
$32.9
$15.4
$14.7
$15.2
$15.7
$18.3
$7.3
$6.4
$6.1
$5.2
$5.2
$8.3
$8.8
$8.7
$9.5
$9.4
1Q21
2Q21
3Q21
4Q21
1Q22
Other
Mortgage Banking
Service Charges on Deposits

- Non-interest income amounted to $32.9 million for the quarter, compared to $30.4 million for the fourth quarter of 2021. The main variances within the components of non-interest income include:
  - Seasonal insurance contingent commissions of $3.0 million recorded in the first quarter of 2022 based on the prior year's production of insurance policies
  - Partially offset a $0.6 million gain, recognized in the fourth quarter of 2021, related to the settlement and collection of an insurance claim associated with a damaged property

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   First Quarter 2022 HighlightsProfitability Dynamics    -5  0  60  85  80  120  75  95  125  100  105  65  110  70  90  130  135  115                                      $2.3  $62.4  $106.7  -$0.8  $68.0  $68.5  2Q21  1Q21  3Q21  -$0.8  $1.9  $60.7  4Q21  $0.2  $0.0  $56.9  1Q22  $133.3  $130.2  $114.0  $111.5          Other Operating Expenses  Credit Related  Merger Related  Payroll Related  Non-interest expenses amounted to $106.7 million in 1Q 2022, a decrease of $2.5 million from $111.5 million in 4Q 2021On a non-GAAP basis, adjusted non-interest expenses, amounted to $106.7 million for the first quarter of 2022, compared to $109.6 million for the fourth quarter of 2021; the $2.9 million decrease in adjusted non-interest expenses reflects, among other things:A $2.3 million decrease in business promotion expenses and a $1.4 million decrease in credit/debit card processing expenses, partially offset by a $0.9 million decrease in net gains on OREO operations  Non-Interest Expenses ($MM)    1Q 2021  1Q 2022  2Q 2021  3Q 2021  4Q 2021  Efficiency Ratio (%)    Efficiency ratio for the quarter continued to decrease reaching 48.8%, below our normalized operational target of 55%We expect our efficiency ratio to gradually increase towards the 52% mark during the year as we begin to see a normalization of our vacancy levels and increase in our capital projects-related expenses

   First Quarter 2022 Highlightsasset Quality    Non-Performing Assets ($ in Millions)  1.5%  3Q21  2Q21  1Q21  1.2%  $285  0.8%  0.8%  4Q21  $256  $172  $158  1Q22  $156  0.8%          NPLs HFS  Repossessed Assets and Other  NPAs/Assets  Loans HFI  $6  $172  $6  1Q 2022  2Q 2021  $9  $15  1Q 2021  $256  $10  $6  3Q 2021  $10  $3  4Q 2021  $285  $158  $11  $156  $3            OREO  Consumer  Residential  Construction  Commercial  Total non-performing assets decreased by $1.6 million to $156.5 million as of 1Q 2022 or 0.79% of total assets        The decrease in NPAs was primarily driven by:A $6.3 million decrease in nonaccrual residential mortgage loans, mostly driven by collections including the full repayment of an individual loan of approximately $1.3 million and foreclosuresPartially offset by a $2.1 million increase in nonaccrual commercial and construction loans mostly related to the inflow of two loans of approximately $4.0 million, partially offset by collections and reductions related to foreclosuresA $2.0 million increase in OREO mostly attributable to foreclosures of residential mortgagesInflows to nonaccrual loans held for investment were $21.6 million, a $6.6 million increase compared to inflows of $15.0 million in the fourth quarter of 2021

FIRST QUARTER 2022 HIGHLIGHTS
ACL LEVELS AND CAPITAL POSITION

Evolution of ACL ($ in Millions) and ACL on Loans to Total Loans (%)


$155
$0 $0
$155
1.7%
$248
$8 $4
$236
2.6%
$373
$4
$10
$359
3.2%
$340
$3
$12
$325
2.9%
$300
$2
$10
$288
2.6%
$280
$2
$10
$269
2.5%
$260
$1
$13
$245
2.2%
2019
Day-1 CECL
1Q 21
2Q 21
3Q 21
4Q 21
1Q 22
Off-BS Credit Exposure
Loans
Debt Securities
ACL on Loans/Loans (Excl. PPP)

- The allowance for credit losses (ACL) on loans decreased by $23.6 million during 1Q 2022 to $245 million
- The ratio of the ACL for loans and finance leases to total loans held for investment was 2.21% as of 1Q 2022, compared to 2.43% as of 4Q 2021; excluding PPP loans the ACL to loans was 2.23%

Capital Ratios


20.7%
18.0%
17.7%
11.4%
10.9%
20.4%
17.6%
17.3%
10.5%
9.8%
20.7%
17.9%
17.6%
10.2%
9.9%
20.5%
17.8%
17.8%
10.1%
9.8%
20.4%
17.7%
17.7%
10.4%
8.6%
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
Total Risk-Based Capital
Leverage
Tangible Common
Tier-1 Capital
Tier-1 Common

- Total stockholders' equity amounted to $1.8 billion as of 1Q 2022, a decrease of $320.7 million from 4Q 2021; decrease was driven by: (1) the repurchase of 3.4 million of shares of common stock for a total purchase price of approximately $50 million, and (2) a $332 million decrease in the fair value of available-for-sale investment securities recorded as part of Other comprehensive income (loss) in the consolidated statements of financial condition
  - These variances were partially offset by earnings generated 1Q 2022
- As of 1Q 2022, capital ratios exceeded the required regulatory levels for bank holding companies and well-capitalized banks

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Exhibits

   First Quarter 2022 HighlightsPuerto Rico Government Exposure    ($ in millions)  As of 1Q 2022, the Corporation had $356.8 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $360.1 million as of 4Q 202187% of direct government exposure is to municipalities, which are supported by assigned property tax revenuesAs of 1Q 2022, the Corporation had $2.3 billion of public sector deposits in Puerto Rico, compared to $2.7 billion as of 4Q 2021Approximately 22% is from municipalities in Puerto Rico and 78% is from public corporations and the central government and agencies in Puerto Rico

   First Quarter 2022 Highlights NPL Migration

   First Quarter 2022 HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the way the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

   First Quarter 2022 HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

   First Quarter 2022 HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):  Quarter ended December 31, 2021Merger and restructuring costs of $1.9 million ($1.2 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the fourth quarter were primarily related to additional branch consolidations that are expected to be completed during the first half of 2022Quarter ended March 31, 2021Merger and restructuring costs of $11.3 million ($7.0 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the first quarter included approximately $4.8 million related to voluntary and involuntary employee separation programs implemented in the Puerto Rico region. In addition, merger and restructuring costs in the first quarter of 2021 included consulting fees, expenses related to system conversions and other integration related efforts, and accelerated depreciation charges related to planned closures and consolidation of branches in accordance with the Corporation’s integration and restructuring plan. Costs of $1.2 million ($0.8 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security measures.

   First Quarter 2022 HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The following table the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified on prior pages as well as gains or losses on sales of investment securities and impairments: